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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 25, 2002
                                                           -----------------

                               AMERICREDIT CORP.
                               -----------------
             (Exact name of registrant as specified in its charter)

            Texas                    1-10667                 75-2291093
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(State or other jurisdiction     (Commission File          (IRS Employer
     of incorporation)               Number)             Identification No.)


801 Cherry Street, Suite 3900, Fort Worth, Texas               76102
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (817) 302-7000
                                                     ---------------------------


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(Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

I. Disposition of Shares by Clifton H. Morris, Jr., Executive Chairman of the Board

     On April 25, 2002, Clifton H. Morris, Jr., Executive Chairman of the Board of AmeriCredit Corp. (the "Company"), delivered 289,432 shares of the Company's common stock to UBS Warburg LLC ("Warburg") pursuant to the terms of a forward stock sale agreement entered into by Mr. Morris and Warburg approximately one year ago, on April 23, 2001. The terms of the sale agreement provided that (i) if the closing price of the Company's common stock on April 25, 2002 (the "Settlement Price") was less than or equal to $42.45, Mr. Morris was required to deliver 300,000 shares of the Company's common stock at settlement; (ii) if the Settlement Price was equal to or exceeded $55.185, Mr. Morris was required to deliver 300,000 shares multiplied by a fraction, the numerator of which was equal to the sum of (A) $42.45 and (B) the excess, of any, of the Settlement Price over $55.185, and the denominator of which was equal to the Settlement Price; and (iii) if the Settlement Price was more than $42.45, but less than $55.185, Mr. Morris was required to deliver 300,000 shares times a fraction, the numerator of which was $42.45 and the denominator of which was the Settlement Price.

     The Settlement Price (i.e., the closing price of the Company's common stock on April 25, 2002) was $44.00. The closing price of the Company's common stock on April 23, 2001, the date Mr. Morris entered into the forward stock sale agreement, was $42.29. The terms of the forward stock sale agreement were disclosed in a Form 4 filed by Mr. Morris in May 2001.

     Following the settlement of the forward stock sale agreement, Mr. Morris beneficially owns 691,410 shares of the Company's common stock and holds 1,720,000 stock options to acquire the Company's common stock. In addition, Mr. Morris owns $3.5 million principal amount of the Company's 9 1/4% senior notes due February 2004 and approximately $4.8 million in asset backed securities issued in the Company's securitization transactions.

II.  Other Dispositions by Directors and Executive Officers in April 2002

     In addition to Mr. Morris, during the month of April 2002, Mr. Kenneth H. Jones, a director of the Company, sold 20,000 shares of the Company's stock between $41.05 and $44 per share, and Mr. Michael T. Miller, Executive Vice President and Chief Operating Officer of the Company, sold 46,680 shares of the Company's stock between $46.05 and $46.25 per share.

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ITEM 7 (c).   Exhibits

     None.




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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 1, 2002

                                          AmeriCredit Corp.


                                          By: /s/ Daniel E. Berce
                                          Name:  Daniel E. Berce
                                          Title: Vice Chairman of the Board and
                                                 Chief Financial Officer